UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2022

BSQUARE CORPORATION
(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction	(Commission	(IRS Employer Identification No.)
of Incorporation)	File Number)

1415 Western Avenue, Suite 700
Seattle, WA 98101
425-519-5900
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BSQR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Director

On October 18, 2022, Davin Cushman notified Bsquare Corporation (the “Company”) that he does not wish to stand for re-election as a member of the Company’s board of directors (the “Board”). As a result, his service on Board will cease, effective immediately following the Company’s annual meeting of shareholders on November 29, 2022. Mr. Cushman had no disagreements with the Company and will be leaving the Board for business and personal reasons. A copy of Mr. Cushman’s letter declining to stand for re-election is filed as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Letter from Davin Cushman, dated October 19, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: October 20, 2022	By:	/s/ Christopher Wheaton
Chief Financial and Operating Officer, Secretary and Treasurer